UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: January 23, 2024

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On January 23, 2024, Oragenics, Inc. (the “Company”), provided notice of its termination, effective January 30, 2024, of that certain At the Market Offering Agreement (the “Sales Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg”) dated as of February 24, 2023 (the “Sales Agreement”). As previously reported, pursuant to the terms of the Sales Agreement, the Company could offer and sell shares of its common stock, par value $0.001 per share, having aggregate offering sales proceeds of up to $5,000,000 (the “Shares”), through Ladenburg (the “2023 ATM Offering Program”). The Company is not subject to any termination penalties related to the termination of the Sales Agreement.

The Company did not sell any Shares through the 2023 ATM Offering Program and therefore, did not receive any proceeds. Although the official termination of the Sales Agreement will take effect on January 30, 2024, the Company will not make any sales under the Sales Agreement.

ITEM 8.01. OTHER INFORMATION.

On January 23, 2024, the Company issued a press release to announce the termination of the Sales Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Dated January 23, 2024.

104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 23rd day of January 2024.

ORAGENICS, INC.
(Registrant)

BY:	/s/ Janet Huffman
Janet Huffman
Chief Financial Officer